HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Neal Goldner
                                              Vice President, Investor Relations
                                              neal.goldner@henryschein.com
                                              (631) 845-2820

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


       HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS
  Fourth quarter diluted EPS from continuing operations increases 25% to $0.70


MELVILLE, N.Y. - February 21, 2007 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter and year ended December 30, 2006.
         Net sales for the fourth quarter of 2006 were $1.5 billion, an increase of 11.6% from the fourth quarter of 2005. This increase includes 9.3% local currency growth (2.3% internally generated and 7.0% from acquisitions net of divestiture) and 2.3% related to foreign currency exchange. The fourth quarter of 2006 included one less week compared with the fourth quarter of 2005, which was part of a 53-week fiscal year. The Company estimates that the reported 2.3% internal sales growth in local currencies was therefore, approximately 7.3% adjusting for the extra week in the 2005 fourth quarter (See Exhibit A for details of sales growth).
         Net income and income from continuing operations for the fourth quarter of 2006 were $63.0 million or $0.70 per diluted share. There was no impact of discontinued operations for the current quarter. Fourth quarter 2006 income and diluted earnings per share from continuing operations were up 27.4% and 25.0%, respectively, compared with the prior-year fourth quarter.
         Effective January 1, 2006, the Company adopted the new accounting rules on expensing stock-based compensation per Financial Accounting Standards (FAS) No. 123(R) on a retrospective basis. All periods presented have been adjusted to give effect to FAS No. 123(R), which amounted to approximately $0.04 per share in the fourth quarter of 2006 and $0.03 per share in the fourth quarter of 2005.




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


        "Our fourth quarter results featured double-digit sales growth in each of our business groups, when adjusting for the extra week in the 2005 fourth quarter, with particular strength in dental equipment," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "As we close out a milestone year with more than $5 billion in net sales, we enter 2007 enthusiastic about our markets, our business model and the future of Henry Schein."
         For the fourth quarter, Dental sales increased 12.9%, including 12.5% growth in local currencies (6.0% internally generated and 6.5% from acquisitions) and 0.4% related to foreign currency exchange. The Company estimates that the reported 6.0% Dental internal sales growth in local currencies was 11.5% adjusting for the extra week in the 2005 fourth quarter, including Dental consumable merchandise growth of 5.6% and Dental equipment sales and service growth of 26.6%.
         "Continued market-share gains in our Dental Group were led by equipment sales and service growth, which reflects robust demand for high-tech products including our new exclusive relationships with Biolase Technology, Inc. and Imaging Sciences International, Inc.," commented Mr. Bergman.
         Medical sales increased 6.1% during the fourth quarter (3.5% decline in internal sales growth offset by 9.6% acquisition growth net of divestiture).
The Company estimates that total Medical sales growth of 6.1% as reported was 11.1% adjusting for the extra week in the 2005 fourth quarter. The Company also estimates that the reported Medical Group internal sales decline of 3.5% equated
to 1.5% internal sales growth adjusting for the extra week.   "Excluding
pharmaceutical sales, the internal growth rate for our Medical Group, adjusting for the extra week, was approximately equal to our estimate for market growth," added Mr. Bergman.
         For the quarter, International sales increased 15.9%, including 7.7% growth in local currencies (3.3% internally generated and 4.4% from acquisitions), and 8.2% related to foreign currency exchange. The Company estimates that reported International internal sales growth in local currencies of 3.3% was 7.3% when adjusting for the extra week in the 2005 fourth quarter. "Sales growth was particularly strong in Germany and Spain," commented Mr. Bergman.
         Technology and Value-Added Services sales during the fourth quarter of 2006 were 15.6% ahead of prior year, including 15.4% growth in local currencies (9.2% internally generated and 6.2% acquisition growth) and 0.2% related to foreign currency exchange. The Company estimates that reported Technology and Value-Added Services internal sales growth of 9.2% was 17.7% when adjusting for the extra week in the 2005 fourth quarter. "Our Technology and Value-Added Services sales growth for the quarter was fueled by strong growth in software revenues," added Mr. Bergman.

Full Year Results
         For 2006, net sales of $5.15 billion represent an increase of 11.2% compared with 2005. This increase includes 10.6% local currency growth (5.2% internally generated and 5.4% from acquisitions



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net of divestiture) and 0.6% related to foreign currency exchange.  The Company estimates that the reported 5.2% internal sales growth in local currencies was approximately 6.7% adjusting for the extra week in 2005. Income from continuing operations for 2006 was $183.1 million reflecting 21.3% growth compared with the prior year. Earnings per diluted share from continuing operations of $2.04 for 2006 represents 19.3% growth over 2005.

Stock Repurchase Plan
         Henry Schein announced that it repurchased 295,137 shares of common stock during the fourth quarter of 2006 at an average price of $49.34 per share. Approximately $71 million remains authorized for future common stock repurchases. The impact of the repurchase of shares under this program on fourth quarter diluted EPS was immaterial.

2007 EPS Guidance
       Henry Schein affirms 2007 financial guidance, as follows:

     o 2007 diluted EPS is expected to be $2.51 to $2.57. This represents an increase of 23% to 26% compared with 2006 diluted EPS from continuing operations.
     o This 2007 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 20 million doses of influenza vaccine during the year.
     o 2007 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Fourth Quarter Conference Call Webcast
         The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which



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provides customers in more than 200 countries with a comprehensive selection of more than 70,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.

         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, MicroMd(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs more than 11,000 people and has operations in 19 countries. The Company's sales reached a record $5.15 billion in 2006. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; financial risks associated with acquisitions; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.



                                (TABLES TO FOLLOW)
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                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)


                                                                 Three Months Ended                   Years Ended
                                                            -----------------------------    -----------------------------
                                                             December 30,    December 31,     December 30,    December 31,
                                                                 2006            2005             2006            2005
                                                            -------------   -------------    -------------   -------------

Net sales ................................................  $   1,498,936   $   1,343,141    $   5,153,097   $   4,635,929
Cost of sales ............................................      1,076,949         965,666        3,673,042       3,318,993
                                                            -------------   -------------    -------------   -------------
       Gross profit ......................................        421,987         377,475        1,480,055       1,316,936
Operating expenses:
    Selling, general and administrative ..................        317,431         293,036        1,175,158       1,053,798
                                                            -------------   -------------    -------------   -------------
       Operating income ..................................        104,556          84,439          304,897         263,138
Other income (expense):
    Interest income ......................................          4,412           2,846           16,440           7,315
    Interest expense .....................................         (6,563)         (7,222)         (27,800)        (25,508)
    Other, net ...........................................           (115)            744            2,065           1,659
                                                            -------------   -------------    -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...........................        102,290          80,807          295,602         246,604
Income taxes .............................................        (35,904)        (29,477)        (105,220)        (90,456)
Minority interest in net income of subsidiaries ..........         (3,643)         (2,208)          (8,090)         (5,963)
Equity in earnings of affiliates .........................            254             313              835             827
                                                            -------------   -------------    -------------   -------------
Income from continuing operations ........................         62,997          49,435          183,127         151,012

Discontinued operations:
    Loss from operations of discontinued
       components ........................................            --           (1,350)         (32,279)        (18,749)
    Income tax benefit ...................................            --              543           12,911           7,496
                                                            -------------   -------------    -------------   -------------
    Loss from discontinued operations ....................            --             (807)         (19,368)        (11,253)
                                                            -------------   -------------    -------------   -------------
Net income ...............................................  $      62,997   $      48,628    $     163,759   $     139,759
                                                            =============   =============    =============   =============

Earnings from continuing operations per share:
    Basic ................................................  $        0.71   $        0.57    $        2.08   $        1.74
                                                            =============   =============    =============   =============
    Diluted ..............................................  $        0.70   $        0.56    $        2.04   $        1.71
                                                            =============   =============    =============   =============

Loss from discontinued operations per share:
    Basic ................................................  $         --    $       (0.01)   $       (0.22)  $       (0.13)
                                                            =============   =============    =============   =============
    Diluted ..............................................  $         --    $       (0.01)   $       (0.22)  $       (0.13)
                                                            =============   =============    =============   =============

Earnings per share:
    Basic ................................................  $        0.71   $        0.56    $        1.86   $        1.61
                                                            =============   =============    =============   =============
    Diluted ..............................................  $        0.70   $        0.55    $        1.82   $        1.58
                                                            =============   =============    =============   =============


Weighted-average common shares outstanding:
    Basic ................................................         88,580          87,075           87,952          87,006
                                                            =============   =============    =============   =============
    Diluted ..............................................         90,488          88,376           89,820          88,489
                                                            =============   =============    =============   =============

Note: The above prior period amounts have been restated to reflect the effects of expensing stock-based compensation pursuant to our adoption of FAS 123(R) using the modified retrospective application.


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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                        December 30,    December 31,
                                                                                            2006            2005
                                                                                       -------------   -------------
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     248,647   $     210,683
    Available-for-sale securities...............................................              47,999         124,010
    Accounts receivable, net of reserves of $40,536 and $52,308 ................             610,020         582,617
    Inventories, net ...........................................................             584,103         505,542
    Deferred income taxes ......................................................              28,240          35,505
    Prepaid expenses and other .................................................             125,839         126,052
                                                                                       -------------   -------------
            Total current assets ...............................................           1,644,848       1,584,409
Property and equipment, net ....................................................             225,038         190,746
Goodwill .......................................................................             773,801         626,869
Other intangibles, net .........................................................             161,542         123,204
Investments and other ..........................................................              75,917          57,892
                                                                                       -------------   -------------
            Total assets .......................................................       $   2,881,146   $   2,583,120
                                                                                       =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     414,062   $     371,392
    Bank credit lines ..........................................................               2,528           2,093
    Current maturities of long-term debt .......................................              41,036          33,013
    Accrued expenses:
       Payroll and related .....................................................             110,401          96,113
       Taxes ...................................................................              59,007          65,070
       Other ...................................................................             183,054         156,433
                                                                                       -------------   -------------
            Total current liabilities ..........................................             810,088         724,114
Long-term debt .................................................................             455,806         489,520
Deferred income taxes ...........................................................             62,334          54,432
Other liabilities ..............................................................              60,209          53,547

Minority interest ..............................................................              21,746          12,353
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --              --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       88,499,321 outstanding on December 30, 2006 and
       87,092,238 outstanding on December 31, 2005 .............................                 885             871
   Additional paid-in capital ..................................................             614,551         559,266
   Retained earnings ...........................................................             808,164         667,958
   Accumulated other comprehensive income ......................................              47,363          21,059
                                                                                       -------------   -------------
            Total stockholders' equity .........................................           1,470,963       1,249,154
                                                                                       -------------   -------------
            Total liabilities and stockholders' equity .........................       $   2,881,146   $   2,583,120
                                                                                       =============   =============


Note: Certain prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application and a reclassification of variable rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities'. Also, included in the prior period amounts are approximately $44 million of accounts receivable, net of reserves and approximately $16 million of inventories, net of reserves, related to discontinued operations which were sold on April 1, 2006.


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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                        December 30,    December 31,
                                                                                            2006            2005
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      62,997   $      48,628
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --              --
           Depreciation and amortization .......................................              18,039          17,798
           Impairment of long-lived asset ......................................                 --              --
           Stock-based compensation expense ....................................               5,531           4,885
           Provision for losses on trade and other accounts
                 receivable ....................................................                 529             889
           Deferred income taxes ...............................................               3,959            (206)
           Stock issued to 401(k) plan .........................................                 --              --
           Undistributed earnings of affiliates ................................                (254)           (313)
           Minority interest in net income of subsidiaries .....................               3,643           2,208
           Other ...............................................................                 483          (1,290)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................                (287)         27,643
                 Inventories ...................................................              (5,991)        (27,641)
                 Other current assets ..........................................              11,048         (14,336)
                 Accounts payable and accrued expenses .........................              70,994          90,463
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             170,691         148,728
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (17,073)        (14,625)
     Payments for business acquisitions, net of cash acquired ..................             (13,748)         (9,665)
     Cash received from business divestiture ...................................                 --              --
     Purchases of available-for-sale securities ................................             (57,999)       (136,700)
     Proceeds from sales of available-for-sale securities ......................               8,000          37,434
     Proceeds from maturities of available-for-sale securities .................               2,000             --
     Proceeds from settlement of note receivable ...............................                 --            2,616
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................              (5,633)          7,188
     Other .....................................................................               3,113          (9,414)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (81,340)       (123,166)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from (repayments of) bank borrowings .............................                (113)           (637)
     Proceeds from issuance of long-term debt ..................................               1,201             --
     Principal payments for long-term debt .....................................              (3,860)         (3,005)
     Payments for debt issuance costs ..........................................                 --              --
     Proceeds from issuance of stock upon exercise of stock options ............               2,722           4,222
     Payments for repurchases of common stock ..................................             (14,563)        (25,159)
     Excess tax benefits related to stock-based compensation ...................               1,700           2,831
     Other .....................................................................                   4             182
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (12,909)        (21,566)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              76,442           3,996
Effect of exchange rate changes on cash and cash equivalents ...................              (3,865)          2,930
Cash and cash equivalents, beginning of period .................................             176,070         203,757
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     248,647   $     210,683
                                                                                       =============   =============


                                                                                                Years Ended
                                                                                       -----------------------------
                                                                                        December 30,    December 31,
                                                                                            2006            2005
                                                                                       -------------   -------------

Cash flows from operating activities:
    Net income .................................................................       $     163,759   $     139,759
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................              19,363             --
           Depreciation and amortization .......................................              64,930          60,345
           Impairment of long-lived asset ......................................                 --           11,928
           Stock-based compensation expense ....................................              19,464          18,249
           Provision for losses on trade and other accounts
                 receivable ....................................................               2,872           6,524
           Deferred income taxes ...............................................               1,297          (3,869)
           Stock issued to 401(k) plan .........................................               3,565           3,223
           Undistributed earnings of affiliates ................................                (835)           (827)
           Minority interest in net income of subsidiaries .....................               8,090           5,963
           Other ...............................................................              (2,066)           (224)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (9,705)        (14,002)
                 Inventories ...................................................             (41,958)          6,484
                 Other current assets ..........................................              18,424          19,782
                 Accounts payable and accrued expenses .........................             (11,883)          1,441
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             235,317         254,776
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (67,000)        (50,829)
     Payments for business acquisitions, net of cash acquired ..................            (199,880)        (68,213)
     Cash received from business divestiture ...................................              36,527             --
     Purchases of available-for-sale securities ................................            (222,036)       (161,445)
     Proceeds from sales of available-for-sale securities ......................             294,767          37,434
     Proceeds from maturities of available-for-sale securities .................               3,280             --
     Proceeds from settlement of note receivable ...............................                 --           14,395
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................             (22,528)         30,818
     Other .....................................................................              (3,491)         (8,841)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................            (180,361)       (206,681)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from (repayments of) bank borrowings .............................                 184          (3,525)
     Proceeds from issuance of long-term debt ..................................               1,201             --
     Principal payments for long-term debt .....................................             (34,537)         (8,483)
     Payments for debt issuance costs ..........................................                 --             (650)
     Proceeds from issuance of stock upon exercise of stock options ............              35,622          29,500
     Payments for repurchases of common stock ..................................             (40,263)        (52,276)
     Excess tax benefits related to stock-based compensation ...................              14,850          10,365
     Other .....................................................................               1,669          (3,432)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (21,274)        (28,501)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              33,682          19,594
Effect of exchange rate changes on cash and cash equivalents ...................               4,282           4,468
Cash and cash equivalents, beginning of period .................................             210,683         186,621
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     248,647   $     210,683
                                                                                       =============   =============


Note: The above prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application. Additionally, for the three months and year ended December 31, 2005, we reflected the effects of a reclassification of variable rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities'.


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

Exhibit A

                                                 Henry Schein, Inc.
                                             Sales Growth Rate Summary
                                                       2006


                                               Q4 2006 over Q4 2005


                                               Consolidated      Dental         Medical     International    Technology

Internal Sales Growth                                2.3%           6.0%           -3.5%          3.3%            9.2%

Acquisitions, net of divestiture                     7.0%           6.5%            9.6%          4.4%            6.2%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                     9.3%          12.5%            6.1%          7.7%           15.4%

Foreign Currency Exchange                            2.3%           0.4%             --           8.2%            0.2%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             11.6%          12.9%            6.1%         15.9%           15.6%
                                               ============    ===========    ============  =============   ============

Internal Sales Growth                                2.3%           6.0%           -3.5%          3.3%            9.2%

Estimated Adjustment For
Additional Week in Q405                              5.0%           5.5%            5.0%          4.0%            8.5%
                                               ------------    -----------    ------------  -------------   ------------
Adjusted Internal Sales Growth                       7.3%          11.5%            1.5%          7.3%           17.7%
                                               ============    ===========    ============  =============   ============



                                                   2006 over 2005


                                               Consolidated      Dental         Medical     International    Technology

Internal Sales Growth                                5.2%           8.4%            0.6%          5.1%            8.6%

Acquisitions, net of divestiture                     5.4%           3.5%            8.2%          5.6%            2.3%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    10.6%          11.9%            8.8%         10.7%           10.9%

Foreign Currency Exchange                            0.6%           0.8%             --           0.8%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             11.2%          12.7%            8.8%         11.5%           11.3%
                                               ============    ===========    ============  =============   ============

Internal Sales Growth                                5.2%           8.4%            0.6%          5.1%            8.6%

Estimated Adjustment For
Additional Week in 2005                              1.5%           1.5%            1.5%          1.0%            2.0%
                                               ------------    -----------    ------------  -------------   ------------
Adjusted Internal Sales Growth                       6.7%           9.9%            2.1%          6.1%           10.6%
                                               ============    ===========    ============  =============   ============



Use of Non-GAAP Measures:

The above information includes financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States ("US GAAP"). The above table reconciles sales growth, excluding the effects of acquisitions, net of a divestiture and foreign currency exchange, to comparable amounts as adjusted to eliminate the effect of one additional week's sales activity from the comparable prior-year period.

Management eliminated the effect of such prior period's additional week's sales activity to assist in evaluating the underlying operational performance of the Company's business on a comparable basis. Management believes that this presentation is appropriate and facilitates such an evaluation by management, investors and analysts. This measure should be considered supplemental to, and not a substitute for or superior to, financial measures calculated in accordance with US GAAP.


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